UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2024

FS KKR Capital Corp.
(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(215) 495-1150
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2 of
this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 20, 2024, FS KKR Capital Corp. (the “Company”) and U.S. Bank Trust Company, National Association (as
successor-in-interest
to U.S. Bank National Association) (the “Trustee”), entered into a Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”) to the Indenture, dated July 14, 2014, between the Company and the Trustee (the “Base Indenture”; and together with the Fourteenth Supplemental Indenture, the “Indenture”). The Fourteenth Supplemental Indenture relates to the Company’s issuance of $600,000,000 aggregate principal amount of its 6.125% notes due 2030 (the “Notes”).
The Notes will mature on January 15, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 6.125% per year payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu
with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.
The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form
N-2
(File
No. 333-282226)
(the “Registration Statement”), the prospectus supplement dated November 13, 2024 and the pricing term sheet filed with the U.S. Securities and Exchange Commission on November 14, 2024. The transaction closed on November 20, 2024. The net proceeds to the Company were approximately $590.9 million, after deducting the underwriting discounts and commissions of $6.0 million payable by the Company and estimated offering expenses of approximately $1.2 million payable by the Company. The Company intends to use the net proceeds for general corporate purposes, including potentially repaying outstanding indebtedness under its credit facilities and certain notes.
The foregoing descriptions of the Fourteenth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourteenth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On November 20, 2024, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the U.S. Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Fourteenth Supplemental Indenture, dated as of November 20, 2024, relating to the 6.125% Notes due 2030, by and between the Company and U.S. Bank Trust Company National Association (as successor-in-interest to U.S. Bank National Association), as trustee.

4.2	Form of 6.125% Notes due 2030. (Incorporated by reference to Exhibit 4.1 hereto.)

5.1	Opinion of Dechert LLP.

5.2	Opinion of Miles & Stockbridge P.C.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).

99.1	Press Release, dated November 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly c ause
d this
repo
rt to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: November 20, 2024	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel